UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2021

City Office REIT, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-36409	98-1141883
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

666 Burrard Street, Suite 3210, Vancouver, British Columbia,	V6C 2X8
(Address of principal executive offices)	(Zip Code)

(604) 806-3366

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Ticker Symbols:	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value	CIO	New York Stock Exchange
6.625% Series A Cumulative Redeemable Preferred Stock, $0.01 par value per share	CIO.PrA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

On December 2, 2021, City Office REIT, Inc. (the “Company”) closed on the sale of the Sorrento Mesa portfolio (“Sorrento Mesa”) in San Diego, California, to an unaffiliated third party. The gross sales price was $576.0 million, exclusive of customary transaction costs. The Company submits this Current Report on Form 8-K to provide certain financial information related to its disposition of Sorrento Mesa as required by Item 9.01(b) of Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

Unaudited Pro Forma Consolidated Balance Sheet as of September 30, 2021

Unaudited Pro Forma Consolidated Statement of Operations for the nine months ended September 30, 2021

Unaudited Pro Forma Consolidated Statement of Comprehensive Income for the nine months ended September 30, 2021

Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2020

Unaudited Pro Forma Consolidated Statement of Comprehensive Income for the year ended December 31, 2020

Notes to Unaudited Pro Form Consolidated Financial Statements

(d) Exhibits.

Exhibit Number	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Pro Forma Consolidated Financial Statements

(Unaudited)

On December 2, 2021, City Office REIT, Inc. (the “Company,” “we,” “our” or “us”) closed on the sale of the Sorrento Mesa Portfolio (“Sorrento Mesa”) in San Diego, California for a gross sales price of $576.0 million. The Company does not have a material relationship with the buyer of Sorrento Mesa and the disposition is not an affiliated transaction.

The accompanying unaudited Pro Forma Consolidated Balance Sheet is presented as of September 30, 2021 and the unaudited Pro Forma Consolidated Statements of Operations and unaudited Pro Forma Consolidated Statements of Comprehensive Income are presented for the nine-month period ended September 30, 2021 and the year ended December 31, 2020 and include certain pro forma adjustments to illustrate the estimated effect of the Company’s disposition of Sorrento Mesa. The City Office REIT, Inc. Historical columns have been derived from the audited financial statements for the year ended December 31, 2020 and from the unaudited interim financial statements as of and for the nine-month period ended September 30, 2021.

On the unaudited Pro Forma Consolidated Balance Sheet, the pro forma adjustments reflect the removal of the disposed property as if the transaction had occurred on September 30, 2021. On the unaudited Pro Forma Consolidated Statement of Operations, for the nine-month period ended September 30, 2021 and the year ended December 31, 2020, the pro forma adjustments reflect the removal of historical revenues and expenses of the disposed property for the periods presented as if the transaction had occurred on January 1, 2020. The unaudited Pro Forma Consolidated Statements of Operations exclude any nonrecurring charges or credits directly attributable to the disposition.

The unaudited Pro Forma Consolidated Financial Statements set forth below are not fact and there can be no assurance that the Company’s results would not have differed significantly from those set forth below if the disposition had actually occurred on January 1, 2020. Accordingly, the unaudited Pro Forma Consolidated Financial Statements are presented for illustrative purposes only and do not purport to represent, and are not necessarily indicative of, what our actual financial position and results of operations would have been had the disposition of the property occurred on the date indicated, nor are they indicative of our future financial position or results of operations. Readers are cautioned not to place undue reliance on such information and the Company makes no representations regarding the information set forth below or the Company’s ultimate performance compared to it.

Pro forma information is intended to provide investors with information about the impact of transactions by showing how specific transactions might have affected historical financial statements, illustrating the scope of the change in the historical financial position and results of operations. This pro forma consolidated information should not be viewed as indicative of the Company’s financial results in the future and should be read in conjunction with the Company’s financial statements as filed on Form 10-K for the year ended December 31, 2020 and on Form 10-Q for the nine-month period ended September 30, 2021. The adjustments made to historical financial information give effect to events that are directly attributable to the disposition of the property and are factually supportable. The unaudited Pro Forma Consolidated Financial Statements are prepared in accordance with Article 11 of Regulation S-X.

City Office REIT, Inc.

Pro Forma Consolidated Balance Sheet

As of September 30, 2021

(Unaudited)

(In thousands, except par value and share data)

	City Office REIT, Inc. Historical	Disposition of Sorrento Mesa		City Office REIT, Inc. Pro Forma
Assets
Real estate properties, net	$868,248	$—		$868,248
Cash and cash equivalents	17,697	42,439	A	60,136
Restricted cash	52,484	505,253	A	557,737
Rents receivable, net	29,221	—		29,221
Deferred leasing costs, net	18,415	—		18,415
Acquired lease intangible assets, net	30,183	—		30,183
Other assets	17,753	—		17,753
Assets held for sale	118,382	(118,382	) A	—

Total Assets	$1,152,383	$429,310		$1,581,693

Liabilities and Equity
Liabilities:
Debt	$603,334	$—		$603,334
Accounts payable and accrued liabilities	32,096	—		32,096
Deferred rent	10,460	—		10,460
Tenant rent deposits	5,542	—		5,542
Acquired lease intangible liabilities, net	3,868	—		3,868
Other liabilities	47,662	—		47,662
Liabilities related to assets held for sale	2,873	(2,873	) A	—

Total Liabilities	705,835	(2,873)		702,962

Equity:
6.625% Series A Preferred stock, $0.01 par value per share, 5,600,000 shares authorized, 4,480,000 shares issued and outstanding	112,000	—		112,000
Common stock, $0.01 par value per share, 100,000,000 shares authorized, 43,554,375 shares issued and outstanding	435	—		435
Additional paid-in capital	481,345	—		481,345
Accumulated deficit	(146,930)	432,183	A	285,253
Accumulated other comprehensive loss	(1,063)	—		(1,063)

Total Stockholders’ Equity	445,787	432,183		877,970
Non-controlling interests in properties	761	—		761

Total Equity	446,548	432,183		878,731

Total Liabilities and Equity	$1,152,383	$429,310		$1,581,693

City Office REIT, Inc.

Pro Forma Consolidated Statement of Operations

For the Nine Months Ended September 30, 2021

(Unaudited)

(In thousands, except per share data)

	City Office REIT, Inc. Historical	Disposition of Sorrento Mesa		City Office REIT, Inc. Pro Forma
Rental and other revenues	$124,369	$(9,375	) AA	$114,994
Operating expenses:
Property operating expenses	43,477	(1,981	) AA	41,496
General and administrative	13,768	—		13,768
Depreciation and amortization	44,017	(3,423	) AA	40,594

Total operating expenses	101,262	(5,404)		95,858

Operating income	23,107	(3,971)		19,136
Interest expense:
Contractual interest expense	(17,533)	—		(17,533)
Amortization of deferred financing costs and debt fair value	(869)	—		(869)

	(18,402)	—		(18,402)
Net gain on sale of real estate property	47,400	—		47,400

Net income	52,105	(3,971)		48,134
Less:
Net income attributable to non-controlling interests in properties	(760)	—		(760)

Net income attributable to the Company	51,345	(3,971)		47,374
Preferred stock distributions	(5,565)	—		(5,565)

Net income attributable to common stockholders	$45,780	$(3,971)		$41,809

Net income per common share:
Basic	$1.05			$0.96

Diluted	$1.04			$0.95

Weighted average common shares outstanding:
Basic	43,478			43,478

Diluted	44,091			44,091

Dividend distributions declared per common share	$0.45			$0.45

City Office REIT, Inc.

Pro Forma Consolidated Statement of Comprehensive Income

For the Nine Months Ended September 30, 2021

(Unaudited)

(In thousands)

	City Office REIT, Inc. Historical	Disposition of Sorrento Mesa		City Office REIT, Inc. Pro Forma
Net income	$52,105	$(3,971	)AA	$48,134
Other comprehensive income:
Unrealized cash flow hedge gain	458	—		458
Amounts reclassified to interest expense	439	—		439

Other comprehensive income	897	—		897

Comprehensive income	53,002	(3,971)		49,031
Less:
Comprehensive income attributable to non-controlling interests in properties	(760)	—		(760)

Comprehensive income attributable to the Company	$52,242	$(3,971)		$48,271

City Office REIT, Inc.

Pro Forma Consolidated Statement of Operations

For the Year Ended December 31, 2020

(Unaudited)

(In thousands, except per share data)

	City Office REIT, Inc. Historical	Disposition of Sorrento Mesa		City Office REIT, Inc. Pro Forma
Rental and other revenues	$160,840	$(9,921	)AA	$150,919
Operating expenses:
Property operating expenses	58,312	(1,892	)AA	56,420
General and administrative	10,690	—		10,690
Depreciation and amortization	60,367	(3,747	)AA	56,620

Total operating expenses	129,369	(5,639)		123,730

Operating income	31,471	(4,282)		27,189
Interest expense:
Contractual interest expense	(26,363)	—		(26,363)
Amortization of deferred financing costs and debt fair value	(1,326)	—		(1,326)

	(27,689)	—		(27,689)
Net gain on sale of real estate property	1,347	—		1,347

Net income	5,129	(4,282)		847
Less:
Net income attributable to non-controlling interests in properties	(602)	—		(602)

Net income attributable to the Company	4,527	(4,282)		245
Preferred stock distributions	(7,420)	—		(7,420)

Net loss attributable to common stockholders	$(2,893)	$(4,282)		$(7,175)

Net loss per common share:
Basic	$(0.06)			$(0.15)

Diluted	$(0.06)			$(0.15)

Weighted average common shares outstanding:
Basic	47,223			47,223

Diluted	47,223			47,223

Dividend distributions declared per common share	$0.60			$0.60

City Office REIT, Inc.

Pro Forma Consolidated Statement of Comprehensive Income

For the Year Ended December 31, 2020

(Unaudited)

(In thousands)

	City Office REIT, Inc. Historical	Disposition of Sorrento Mesa		City Office REIT, Inc. Pro Forma
Net income	$5,129	$(4,282	)AA	$847
Other comprehensive loss:
Unrealized cash flow hedge loss	(3,003)	—		(3,003)
Amounts reclassified to interest expense	328	—		328

Other comprehensive loss	(2,675)	—		(2,675)

Comprehensive income/(loss)	2,454	(4,282)		(1,828)
Less:
Comprehensive income attributable to non-controlling interests in properties	(602)	—		(602)

Comprehensive income/(loss) attributable to the Company	$1,852	$(4,282)		$(2,430)

City Office REIT, Inc.

Notes to Unaudited Pro Forma Consolidated Financial Statements

1. Adjustments to Unaudited Pro Forma Consolidated Balance Sheet

(A) On December 2, 2021, the Company closed on the sale of the Sorrento Mesa property for a gross sales price of $576.0 million. The Company received the sales proceeds and removed the carrying value of the disposed Sorrento Mesa property as shown below, with such amounts having been presented as assets held for sale of $118.4 million and liabilities related to assets held for sale of $2.9 million as at September 30, 2021.

(In thousands)
Gross sales price	$576,000
Closing and transaction costs	(28,308)

Net sales proceeds	547,692
Less: Carrying value of real estate assets	(108,587)
Less: Carrying value of unamortized lease intangible assets	(3,493)
Less: Carrying value of unamortized deferred leasing costs	(3,308)
Less: Carrying value of other assets	(2,994)
Less: Carrying value of unamortized lease intangible liabilities	1,005
Less: Carrying value of other liabilities	1,868

Pro forma gain	$432,183

The pro forma gain is not reflected in the unaudited Pro Forma Consolidated Statement of Operations as the effect of the gain is nonrecurring.

The net proceeds of $547.7 million are reflected as an increase to cash and cash equivalents and restricted cash on the unaudited Pro Forma Consolidated Balance Sheet. Proceeds from the sale, excluding the proceeds for two of the buildings (5910 Pacific Center Boulevard and 9985 Pacific Heights Boulevard), will be applied in a like-kind exchange so as to qualify for tax-deferred treatment under Section 1031 of the Code (“1031 Exchange”). The two buildings which will not be a part of the 1031 Exchange are Taxable REIT subsidiaries (“TRS”). As such, the net proceeds for these two buildings of $42.4 million will be held in cash and cash equivalents on the unaudited Pro Forma Consolidated Balance Sheet and the net proceeds for the remaining properties of $505.3 million will be held as restricted cash on the unaudited Pro Forma Consolidated Balance Sheet.

2. Adjustments to Unaudited Pro Forma Consolidated Statement of Operations and Unaudited Pro Forma Consolidated Statement of Comprehensive Income

(AA) These pro forma adjustments remove the actual historical revenue and expenses for the nine months ended September 30, 2021 and twelve months ended December 31, 2020 from the operations of the Sorrento Mesa property under the Company’s ownership.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITY OFFICE REIT, INC.

Date: December 6, 2021	By:	/s/ James Farrar
	Name:	James Farrar
	Title:	Chief Executive Officer and Director